Exhibit 10.1
OEM PURCHASE AGREEMENT
Twelfth (12th) Amendment
This Twelfth Amendment (“Amendment”) effective as of the 28thday of February 2008 amends the OEM Purchase Agreement dated December 16, 2002 (“OEM Agreement”) by and between Hewlett-Packard Company, a Delaware Corporation having a place of business located at 11445 Compaq Center Dr W Houston, Texas 77070, (“HP”) and Brocade Communications Systems, Inc., a Delaware corporation having its principal place of business located at 1745 Technology Drive, San Jose, California 95110 (“Brocade”).
RECITALS
WHEREAS, HP and Brocade have entered into the Agreement pursuant to which HP agreed to purchase and Brocade agreed to sell OEM Products in accordance with the terms and conditions set forth therein; and
WHEREAS, HP and Brocade desire to develop, and manufacture an additional product that will be added to the OEM Agreement pursuant to this Amendment so that HP may offer such OEM Products for sale to HP customers.
AGREEMENTS
NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Brocade agree as follows:
1.	Definitions

Terms used in this Amendment that are not defined herein shall have the same meaning given thereto in the Agreement.

2.	Confirmation and Ratification

Except as expressly amended herein, all terms and conditions of the Agreement shall remain in full force and effect without modification. All capitalized terms not defined in this Amendment shall have the same meaning as set forth in the Agreement. In the event of a conflict between the Agreement and the Amendment, the terms of this Amendment shall govern.

3.	Amendments

HP and Brocade hereby agree that the Agreement is hereby amended to include Product Amendment 12 (“PA12”).
The parties have caused this Amendment to be executed by their duly authorized representatives as indicated below.

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Hewlett-Packard Company		Brocade Communications Systems, Inc.

By:	/s/ Mark Potter	By:	/s/ Charles Leeming

Name:	Mark Potter	Name:	Charles Leeming

Title:	SVP & GM, ESS ISB	Title:	VP, OEM Sales

Phone:		Phone:

Date:	03-11-2009	Date	2-23-09

Brocade Communications Switzerland, SarL.

By:	/s/ Kevin L. McKenna

Name:	Kevin L. McKenna

Title:	Director

Phone:

Date	03-March-2009

Legal Approved on:
022309

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Product Amendment 12
To
OEM Purchase Agreement
Between
Hewlett-Packard Company
And
Brocade Communications Systems, Inc.
Dated December 16, 2002
1.	Purpose

This PA12 sets forth the work efforts and requisite responsibilities of each party for the development, manufacturing, distribution and support of the HP [**] Module Product as defined in this PA12, which incorporates the physical characteristics, functionality and commands as defined herein. This PA12 also defines the design, schedule and performance expectations as well as exclusivity and marketing arrangements for such Product. The terms of this PA12 are set forth herein and the following attachments hereto are incorporated into this PA12 by reference:
Attachment A:       Milestone Schedule
Attachment B       Marketing Program
Attachment C       Product Pricing List
2.	Definitions
For purposes of this PA12, the following definitions shall only apply to this PA12. Capitalized terms used in this PA12 but not otherwise defined herein shall have the meanings set forth in the OEM Agreement. These terms are:
2.1.	“Acceptance Test” means demonstration of the Product’s compliance with the Brocade test plan approved by HP and proven interoperability with the HP product.

2.2.	“Beta Units” means Pilot Units that may be marked for revision control and are Qualified.

2.3.	“Brocade Intellectual Property” means the technology listed in Section 10.1 of this PA12 and all other Intellectual Property Rights described in section 10.6.2 of this PA12.

2.4.	“Brocade Pre-Existing Intellectual Property,” means any Brocade-owned Intellectual Property Rights, as defined in this PA12, that Brocade conceived or developed prior to or independent of its performance under the terms of this PA12.

2.5.	“Definition Phase” means the part of the project used to determine the final feature set of the Product.

2.6.	“Deliverable(s)” means the items, including the final production ready version of the Product, specified in Section 8.1 resulting from Brocade’s performance under this PA12.

2.7.	“FAI” means a First Article Inspection of a Product that may be marked for revision control and is fully compliant to the product feature sets and meets all elements required in the HP Specifications under all conditions.

2.8.	“HP Licensed Work(s)” shall consist of the HP intellectual Property licensed to Brocade and described in 10.3 of this PA12.

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2.9.	“HP Technical Specification(s)” or “HP Specification(s)” means the specifications that are listed in Section 10.3.1 of this PA12, along with any mutually agreed upon revisions thereto.

2.10.	“HP Intellectual Property” means technology listed in section 10.3 of this PA12 and any other Intellectual Property Rights described in section 10.6.1 of this PA12.

2.11.	“HP Pre-Existing Intellectual Property” means any HP-owned Intellectual Property Rights, as defined in this PA12, that HP conceived or developed prior to or independent of its performance under the terms of this PA12.

2.12.	“Internal (internally)” means that Licensed Works are to be used solely by Brocade only at Brocade facilities and only by Brocade’s employees assigned to perform work hereunder. Brocade may on a limited basis disclose the Licensed Works to third-party subcontractors pursuant to Section 10.4.2 of this PA12.

2.13.	“Intellectual Property Rights” means patents, copyrights, trade secrets, masks works, and design rights, whether registered or unregistered, and including any application for registration of any of the foregoing and all rights or forms of protection of all rights of a similar nature having equivalent or similar effect to any of these, which may subsist anywhere in the world.

2.14.	“Product” means for the purposes of this PA12 the [**]Module ([**]) hardware for HP c-Class BladeSystem, the associated firmware versions, Specific Software and the Option Kits. Content will be delivered in [**] phases and/or releases as defined in section 8.4 below.

2.15.	“Prototype Units” means functional prototype units that are the correct form factor and demonstrate general compliance to the major product feature sets, but are not expected to meet all elements required in the HP Specifications under all conditions.

2.16.	“Pilot Units” means a functional pilot unit that is the correct form factor and demonstrate that they are largely compliant to all product feature sets except for limited software defects and final regulatory compliance.

2.17.	“Qualified” means the Product has passed the Acceptance Test which has been mutually approved by the parties.
3.	HP Responsibilities

HP shall have the following responsibilities, per the milestone schedule on Attachment A:
3.1.	Design/Develop
3.1.1.	Hardware

A.	Provide technical support, including design review and documentation review.

B.	Provide the final HP Technical Specifications for the Product, and other information, which may include HP Licensed Works, as needed by Brocade necessary to meet Product requirements.

C.	HP will supply [**] parts/assemblies required for Brocade’s successful completion of its obligations under this PA12; [**]. Once the [**] parts/assemblies become commercially available, Brocade shall replace all [**] Units with [**] commercially available products [**], and return all the [**] Units [**]. Brocade shall treat [**] Units as HP Confidential Information.

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D.	The parties shall meet in good faith to resolve any dispute regarding either party’s obligations under this section 3.1.1, and either party may invoke the escalation procedures outlined in section 12.2 to resolve the matter.

3.1.2.	Mechanical

A.	Approve final design.

B.	Provide technical support, including design review and documentation review.

C.	Provide product specification, and other information as needed by Brocade necessary to meet Product requirements.

3.1.3.	Firmware

A.	Provide technical support including design and documentation review.

B.	Provide final HP Technical Specifications and associated information as needed by Brocade to complete the design project defined herein this PA12.

3.1.4.	Option Kit

A.	Provide technical support, including design review.

B.	Provide specifications and other associated information as needed by Brocade necessary to meet Product requirements.

C.	Provide image for all printed materials.

3.1.5.	Power Supply (internal regulation)

A.	Provide technical support and consulting.

B.	Provide information as needed by Brocade necessary to meet Product requirements.

3.1.6.	Packaging

A.	Provide packaging drawings and final approval of design.

3.1.7.	Documentation

A.	Create HP end user documentation.

B.	Provide technical support for printed materials, including review.
3.2.	Qualification Testing
3.2.1.	Hardware

A.	Review and approve all hardware qualification and regulatory testing and certification of the Product, including:

1. Reliability

2. Regulatory

3. Safety

4. Signal Integrity Testing

3.2.2.	Firmware

A.	Provide HP Technical Specifications.

B.	Review and approve Brocade’s test plan.

3.2.3.	Feature/Interoperability

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A.	System integration testing.
3.3.	Support
3.3.1.	Prototype and Pilot units

A.	Reporting of detected defects and issues.
4.	Brocade Responsibilities

Brocade shall have the following responsibilities:
4.1.	Design / Development / Manufacturing
4.1.1.	Design, develop, and deliver Product that is fully compliant with the requirements specified in HP Technical Specifications, as may be amended by mutual agreement of the parties.

4.1.2.	Develop the Test Plans (as defined in Section 6 of this PA12) and obtain HP’s approval of the Test Plans prior to implementation.

4.1.3.	Design, develop, manufacture, and deliver to HP the Deliverables per the milestone schedule in Attachment A.

4.1.4.	Conduct appropriate testing before delivery of all the Prototype and Pilot units.

4.1.5.	Provide to HP technical support during HP’s testing of the Prototype and Pilot units, Beta Units, and site Pilot Units.

4.1.6.	At a minimum, meet on a regularly scheduled interval (suggest weekly) to communicate to HP the program’s progress.

4.1.7.	Brocade is responsible for securing all [**] equipment required to perform any Product testing requirements hereunder.
4.2.	Brocade Payment Obligations For HP Furnished Equipment
4.2.1.	Brocade shall pay HP for all commercially available test equipment [**].
4.3.	Marketing
4.3.1.	Brocade shall work jointly with HP to develop a Go-To-Market plan as described in Attachment B.

4.3.2.	Brocade shall provide technical content to support the development of at least two HP [**] papers related to SAN design, configuration and interoperability with Brocade products for pre-sales technical sales groups in accordance with the terms describe in Attachment B.

4.3.3.	Brocade shall participate in HP direct and indirect sales channel programs for enterprise and small and medium business (“SMB”) markets, as determined by the appropriate HP sales organization, where HP blade server products and related services are included in accordance with the terms described in Attachment B.

4.3.4.	Brocade shall provide technical training to HP related to SAN design, configuration and interoperability in accordance with the terms of the Agreement for the products developed under this PA12.
5.	Joint Responsibilities

HP and Brocade shall:

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5.1.	Work together to amend HP Licensed Works per the milestone schedule. Any changes to the later HP Licensed Works shall be mutually agreed upon and in writing by the program managers as assigned in Section 13.

5.2.	Agree in writing to the Milestone Schedule of Attachment A and any changes thereto, including design, development, test, and manufacturing ramp of the Product.
6.	Product Development Process
6.1.	The Product shall be the result of the combination of the HP Licensed Works with Brocade Intellectual Property, and the unique development resulting therefrom, as mutually agreed between the parties. Upon finalization of the documents that comprise the HP Licensed Works by HP and upon agreement with Brocade, the parties shall do the following:
6.1.1.	During the Definition Phase of the Product, both HP and Brocade shall work to finalize the features for the Product.

6.1.2.	During the design of the Product, Brocade shall engineer the Product to conform to the HP Licensed Works and other documents as deemed mutually required by the parties and report on engineering-related issues.

6.1.3.	After the initial design is completed, Brocade shall provide mutually agreed-upon test plans to ensure the Product reliability and performance (“Brocade Test Plans”).

6.1.4.	During the transition of the Product to manufacturing, HP shall perform its standard FAI of the Product and after meeting the Acceptance Test, HP will provide a letter of acceptance indicating Brocade’s completion of this activity.
7.	Development Schedule Requirements
7.1.	Program Schedule
7.1.1.	Brocade shall deliver the Deliverables and perform the obligations as set forth in this PA12 in accordance with the Milestone Schedule, Attachment A.

7.1.2.	HP shall deliver the supporting deliverables set forth in this PA12, in accordance with the Milestone Schedule, Attachment A. Any program slips by either party must be agreed upon in writing by HP and Brocade.

7.1.3.	Any program schedule changes resulting from the normal program development cycle must be agreed upon in writing by HP and Brocade. Both parties will use good faith and due diligence to ensure proactive notification of potential program slips prior to major program milestones as defined by the Milestone Schedule, Attachment A.
8.	Deliverables, Schedule, and Milestones
8.1.	Brocade Deliverables:
8.1.1.	Product design

8.1.2.	Product

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8.1.3.	Product qualification test plan

8.1.4.	Product production test plan

8.1.5.	Product support and escalation path definition

8.1.6.	Product failure tracking reports as required
8.2.	HP Deliverables:
8.2.1.	HP Technical Specifications
[**]

[**]

[**]

[**]

[**]

[**]
8.3.	Hardware Schedule and Milestones
8.3.1.	The Product hardware schedule shall be in accordance with the Milestone Schedule, Attachment A of this PA12.

8.3.2.	Brocade understands and agrees that its adherence to the schedule provided in Attachment A is a material term of this PA12; provided, however, that in the event that Brocade is delayed in the completion of any milestone or Deliverable by reason of any act or omission of HP, the timeframe within which such Deliverable milestone is to be completed will be mutually agreed upon. The parties recognize that unforeseen factors may necessitate changes to the above Schedule, and such changes may be made with the mutual agreement of the parties.
8.4.	Software/Features Milestones. Milestones will be as specified herein this Section 8.4 and Attachment A to this PA12. The software capabilities will be delivered across three deliveries/releases identified herein as phase one, phase two and phase three and the contents of each release shall be as stated in and functionality agreed upon in the Interface Requirements Specification. All updates and changes to the software features and milestones will be mutually agreed upon between the parties.
9.	Acceptance
9.1.	Acceptance testing shall commence as set forth in this PA12, and the Milestone Schedule. Acceptance testing shall be conducted in accordance with the procedures and criteria set forth in the Acceptance Test. The Product shall be deemed accepted after successful completion of the acceptance testing and a determination by the parties that the Product complies with the Acceptance Test Plan.

9.2.	In the event that the Product fails to meet the acceptance criteria, Brocade agrees to make commercially reasonable changes to the Product to correct identified errors or non-compliance. Brocade shall make commercially reasonable efforts to deliver the corrected Product within thirty (30) calendar days after determination that the Product has not been accepted, unless the parties mutually agree to a different time period. If Brocade fails to make such changes or perform such changes within the required time period, or the Product still is not accepted, then HP may terminate this Product Amendment with ten (10) business day’s written notice to Brocade. Notwithstanding

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the foregoing, should a determination be made that the root cause of the problem lies in a HP component of the product; then HP will take commercially reasonable steps to rectify it and assist Brocade in the integration testing and resolution. The parties shall meet in good faith to resolve any dispute regarding either party’s obligations under this section 9.2, and either party may invoke the escalation procedures outlined in section 12.2 to resolve the matter.
10.	License Grants, Ownership, and Confidentiality
10.1.	Brocade Intellectual Property

With the exception of any HP Licensed Materials or HP Intellectual Property included in the Product, the Product includes the following Brocade Intellectual Property:
[**]

[**]

[**]

[**]

[**]
10.2.	License Grant from Brocade to HP
10.2.1.	Subject to the terms and conditions of this PA12, Brocade hereby grants HP during the term of this PA12 a non-exclusive, non-transferable, revocable, worldwide, royalty-free, internal-use license under Brocade’s Intellectual Property Rights in the Deliverables including any software in the Deliverables (in object code only), the Documentation, and the Brocade technology listed in Section 10.1 solely to evaluate and test the Brocade technology for use as integrated in the Product.

10.2.2.	HP’s purchase and distribution rights including License grants from Brocade to HP shall be as provided for in Sections 5, 11 and 13 and Exhibit (A-4) of the OEM Purchase Agreement.

10.2.3.	HP will not decompile, reverse engineer, disassemble, or otherwise modify any Brocade Intellectual Property without written authorization from Brocade.
10.3.	HP Licensed Works and HP Intellectual Property

The HP Licensed Works are listed below. The HP Licensed Works shall also constitute HP Intellectual Property for the purposes of this Agreement, with the exception of any Brocade Intellectual Property or Brocade Pre-existing Intellectual Property. The HP Licensed Works may also include subsequent versions that contain mutually agreed upon changes in writing, as defined in Section 5.1:
10.3.1.	HP Technical Specifications as listed below.
[**].

[**].

[**]

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10.4.	License Grant from HP to Brocade
10.4.1.	HP hereby grants to Brocade a [**]to [**]use the Licensed Works solely to the extent required (i) to design, manufacture and have manufactured, and supply the Product solely to HP and provide services therefore during the Term, and thereafter as long as Brocade is obligated to provide Services and (ii) to make and have made the Product solely for HP’s benefit and to the extent required for Brocade to fulfill its obligations under this PA12.

10.4.2.	Subject to the prior written consent of HP, not to be unreasonably withheld, Brocade may disclose the Licensed Works to third-party subcontractors (which may include Brocade’s manufacturer) who have a need to know the Licensed Works and whose services are necessary in order for Brocade to meet Brocade’s obligations under this PA12. Prior to Brocade’s disclosure of any HP Licensed Works, to any such subcontractor, the subcontractor shall execute an appropriate confidential disclosure agreement with Brocade that is at least as restrictive as the CDA between the parties and does not grant to the subcontractor the use of residuals of HP Confidential Information. Brocade and such subcontractor shall also execute an agreement that appropriately restricts the subcontractor use of the Licensed Works solely to those uses granted to Brocade in Section 10 of this PA12.

10.4.3.	In the event the parties agree that Brocade may require further rights under HP’s intellectual property rights in order to perform its obligations under the OEM Purchase Agreement or this PA12, the parties shall discuss what further rights may be required by Brocade under terms consistent with the terms of this Section 10. HP agrees to consider in good faith and will not unreasonably deny Brocade’s request for further rights that Brocade believes it requires in performing its obligations under the OEM Agreement or this PA12; however, HP has complete discretion to grant or deny the granting of such rights. Should HP decide to deny Brocade’s request, then the parties shall meet in good faith to resolve the dispute, and either party may invoke the escalation procedures outlined in section 12.2 to resolve the matter.

10.4.4.	Brocade will not decompile, reverse engineer, disassemble, or otherwise modify any HP software without written authorization from HP.
10.5.	Feedback

In the event that Brocade provides HP with feedback on or modifications to the HP Licensed Works, HP shall own all rights, title and interest in and to that feedback or modifications. Brocade hereby assigns all right, title, and interest to the feedback that Brocade gives on the HP Licensed Works or any modifications that Brocade makes to the HP Licensed Works. Notwithstanding the foregoing, information concerning new design efforts or modifications by Brocade to the Brocade Intellectual Property is solely owned by Brocade. Any feedback or modifications provided by Brocade to the HP Licensed Works shall not be deemed Brocade Confidential Information.
10.6.	Ownership of Intellectual Property Rights
10.6.1	HP Intellectual Property

HP shall own all Intellectual Property Rights in the HP Pre-Existing Intellectual Property, the HP Licensed Works specified in section 10.3

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including any modifications to such HP Licensed Works and the HP Technical Specifications. HP Intellectual Property Rights shall not include any of the Brocade Intellectual Property Rights as defined in section 10.6.2.

10.6.2	Brocade Intellectual Property

Brocade shall own all Intellectual Property Rights in the Brocade Pre-Existing Intellectual Property and the Product as defined in section 2.14 of this PA12, including any designs, improvements, modifications and discoveries related to the Product that Brocade develops while performing its obligations under this PA12. Brocade Intellectual Property Rights shall not include any of the HP Intellectual Property Rights as defined in section 10.6.1.
10.7.	[**]
10.7.1.	Hardware

It is understood and agreed that the [**] Module [**].

10.7.2.	Specific Software

Brocade will develop and provide to HP software for the Product [**] (“Specific Software”).

The terms of the [**] arrangement is limited to the Specific Software [**].

The [**] term for HP[**].
10.8.	Third Party Software

Brocade warrants that the license documents for the open source Software code license documents shall match the supplied open source Software code by name, date, version and/or release number pursuant to the OEM Agreement.
11.	Payment
11.1.	Non-Recurring Expenses (NRE), HP [**] to Brocade under this PA12.
12.	Term and Termination of Product Addendum
12.1.	Term

Unless otherwise terminated as provided herein, the term of this PA12 shall commence on the Effective Date and shall continue in effect until the Product is made generally available or terminated for cause as set forth herein below.

12.2.	Escalation.

Each Party agrees that disputes between the Parties relating to this PA12 will first be submitted in writing to a panel of two senior executives, one each from HP and Brocade, who shall promptly meet and confer in an effort to resolve such dispute. Each Party’s executives shall be identified by notice to the other Party, and may be changed at any time thereafter also by notice to the other. Any decisions of the executives will be final and binding on the Parties. In the event the executives are unable to resolve any dispute within thirty (30) days after submission to them, either Party may then proceed to resolve such dispute by invoking the termination provisions in accordance with this section 12.

12.3.	Termination for Convenience

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The parties may terminate this Agreement at any time for convenience upon mutual written agreement by the parties.

12.4.	Termination for Cause

In the event that either party materially breaches any of its obligations set forth herein, and fails to cure such breach within thirty (30) days following receipt of written notice of such breach, the non-breaching party may terminate this PA12 and all licenses granted to the breaching party hereunder by providing written notice of such termination.

12.5.	Change of Control

In the event that Brocade undergoes a Change of Control, HP shall have the option to immediately terminate this PA12. In the event of a termination under this Section 12.5, the parties shall return, any or all Confidential Information, HP Licensed Works, Brocade Intellectual Property or other materials owned by the other party which are in the possession of the receiving party and for which such party does not have a license permitting continuing use.

12.6.	Effect of Termination

All confidentiality obligations and all other obligations which by their nature are intended by the parties to survive, shall survive and continue in effect to the extent necessary to protect the rights of the parties and their sub-licensees, including end-users.
13.	Program Management

Brocade and HP shall each assign a Program Manager who will act as the primary point of contact for purposes of this PA12. The parties’ Program Managers are:

Hewlett Packard:	Brocade Communications:
[**]	[**]
14231 Tandem Blvd.	1745 Technology Drive
Austin, TX 78728	San Jose, CA 95110
Each party may change their designated Program Manager by providing written notice to the other in accordance with the OEM Agreement.

14.	General

This PA12 together with all terms and conditions, rights, and obligations under the OEM Agreement and the CDA, shall be the entire agreement of the Parties. The terms and conditions of the PA12 are hereby incorporated into and made a part of the OEM Agreement.

Brocade agrees that there are no contingencies associated with the Deliverables, schedule or cost as defined by this PA12 or upon final award of business for the product described within the PA12.

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Attachment A
To Amendment 12
MILESTONE SCHEDULE

Milestones	Schedule	Ownership
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Attachment B
To Amendment 12
[**]
[**] Fibre Channel Module
For
HP [**]
1.	Purpose

This Attachment B sets forth the marketing arrangements between the parties for Products developed and distributed under this PA12.

2.	Marketing Responsibilities
2.1.	Through the [**] HP and Brocade will work together [**]
3.	Joint Marketing
3.1.	Branding
3.1.1.	The Product [**]. The Product shall [**].

3.1.2.	The Product shall be [**] and [**] externally [**] HP product, and Brocade [**]with Brocade products/fabric, etc.
3.2.	Product Messaging and Promotion
3.2.1.	HP and Brocade will work together to provide consistent product messaging on customer facing collateral in order to present a common value proposition to the customer.

3.2.2.	Brocade shall present the compatibility and interoperability of HP’s [**]products with Brocade products

3.2.3.	Brocade will [**] HP and Brocade [**].

3.2.4.	Brocade will work jointly with HP to [**] for the [**] platform.
3.3.	Customer Engagement
3.3.1.	Brocade shall work [**]with HP [**].

3.3.2.	Brocade will [**]with HP[**].

3.3.3.	Brocade [**] HP [**]product [**].
3.4.	Value-Added Features
3.4.1.	Brocade will work with HP to [**] Product [**].

3.4.2.	Brocade and HP will [**] in Product [**] with Brocade [**].

3.4.3.	[**]Brocade can [**] HP [**] Brocade [**].

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Attachment C
To Amendment 12
Product Pricing List
Brocade Product Pricing
The unit price shall be per the mutually agreed Product price quoted from Brocade to HP as an electronic file named [**].
The price quote includes [**]
The price quote does not include [**]

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